Exhibit 10.12

[LOGO]

           Direct Card Services, LLC. Approved Sales Program Agreement

         THIS AGREEMENT dated January 5, 2004 ("Effective Date") is made by and between Optimum Pay, Inc., a Delaware corporation, whose address is 18301 Von Karman Avenue, Irvine, CA 92612 ("Service Provider" or "Service Provider"), and Direct Card Services, LLC, ("Program Originator" or "Originator") a Limited Liability Company corporation whose address is 31416 W. Agoura Rd. Suite 240, Westlake Village, CA 91361. Service Provider and Program Originator are herein collectively referred to as the "Parties".

        WHERAS, the Parties have entered into a Master Services Agreement dated as of October 23, 2003 (the "Master Services Agreement") whereby Service Provider has agreed to provide certain services, as set forth in the Master Services Agreement (the "Services"), relating to the processing and settlement of Stored Value Card ("SVC") transactions; and

        WHEREAS, the Program Originator is also an Independent Sales Organization ("ISO"), of the Service Provider; and

        WHEREAS, the Program Originator wishes to market the Services to prospective SVC cardholders and customers in a manner which targets Program Originator's specific markets, customer needs, and solutions (the "Custom Program"); and

        WHEREAS, the Program Originator wishes to conduct such marketing of the Custom Program by and through Independent Sales Agents or Independent Sales Representatives (collectively "Marketers") in accordance with an Approved Sales Program ("ASP") which is set forth on Attachment A hereto.

        NOW, THEREFORE, in consideration of the foregoing, the terms, covenants and conditions herein and other valuable considerations; the Service Provider and Program Originator agree as follows:

1.) Definitions. Terms not defined herein shall have the same meaning as set forth in the Master Services Agreement.


                  "Bankcard Processing Provider" means the entity which handles the processing of all SVC transactions.

                  "Customer" means an entity which enters into an agreement with the Program Originator for the Custom Program.

                  "Issuing Bank" means the bank which issues the SVC.

2.) Intellectual Property.

      The SVC, and any and all intellectual property or proprietary information related thereto, is and shall be, owned by the Service Provider and/or its service sub-contractors for the term of this Agreement and thereafter.

      Program Originator is the owner of the Custom Program and has the authority to seek compensation from Marketers of the Service Provider for the use of the ASP.

3.) Term and Termination.

         a.) The term of this Agreement shall commence as of the date hereof and shall continue until terminated as set forth herein. Either party may terminate this Agreement at any time upon ninety (90) days prior written notice to the other party.

         b.) The relationship between the parties and any existing Customers or Cardholders shall be governed by the terms and conditions of the Cardholder Agreement and/or any other agreement that exists with a Customer or Cardholder. Any termination of this Agreement shall not effect the rights of any existing Customers or Cardholders and the Parties hereto agree to continue to perform their obligations hereunder with respect to Customers or Cardholders existing at the time of termination. This obligation shall continue until the Custom Program is terminated unless otherwise agreed to in writing by the Parties.

4.) Approved Sales Program.

      Program Originator shall set forth on Attachment A, which is attached hereto and incorporated herein, its sales and marketing methodology for executing the Custom Program and the sales process which shall be followed when executing the ASP. The ASP shall detail Program Originator's responsibilities in marketing and implementing the Custom Program and shall set forth the following, which list is not meant to be exclusive:

         a.)      The ideal or target market for the Custom Program.

         b.) The process through which Program Originator or an ISA shall compile Cardholder information and transfer such information to the Service Provider for the issuance of the SVCs.

         c.) The process which will ensure that the rights, privacy, and other personal information of the Cardholders are preserved.

         d.) The standards for customer support and identify who is responsible for maintaining appropriate levels of Tier 1, customer support for the Custom Program.

         e.) The manner in which and when a Marketer, for the purpose of making a sale, may identify the Service Provider, Program Originator, Bankcard Processing Provider, or the Issuing Bank.

         f.) The process that Marketers shall follow when obtaining binding commitments from Customers enrolling in the Custom Program and for how those commitments are recorded and verified by Program Originator and/or Service Provider.

         g.) Provide copies of the marketing materials (telephone scripts, brochures, web sites, etc.) that will be provided to Marketers for their use in selling the Custom Program for approval by the Issuing Bank and the Bankcard Processing Provider.

         h.) Provide a complete copy of the Cardholder Agreement, containing the Terms and Conditions that a Cardholder must consent to before activating his or her SVC, and copies of all other documents provided to a Cardholder for approval by the Issuing Bank and the Bankcard Processing Provider.

         i.) A schedule of the pricing and the fees of the Custom Program, which shall match those set forth in the Cardholder Agreement, that identifies which parties shall be responsible for the collection and distribution of those fees.

         j.) Provide a direct deposit account at a designated bank for the settlement of fees due to the Program Originator and the Program Originator's portion of refunds due the cardholder.

5.) Fees.

                  (a) Implementation Fee. Program Originator shall pay to Service Provider an implementation fee of $10,000. For each additional ASP, the implementation fee will be negotiated. Program Originator shall remit payment to Service Provider upon execution of this ASP Agreement.

                  (b) Issuance Fees. The initial issuance fee charged by the Marketer, as set forth in the ASP, shall be non-refundable except when (i) it is determined that the individual who applied to be a Cardholder is not the correct person or entity represented as the Cardholder; or (ii) the jurisdiction in which the Cardholder resides requires a different refund policy or requirement.

                  (c) Other Fees. All other fees that are to be charged under the Custom Program are set forth in the ASP and shall be collected and distributed according to the schedule therein. The monthly maintenance fee as set forth in the ASP, Attachment "A" is charged per card/per month after the card is active and or funded. Service reserves the right to increase fees, upon 30 days notice.

6.) Initial Order. Program Originator shall have a minimum of [5000] funded and active cards in its initial order under the Program, which must be placed within 10 (ten) days of the completed program (completed program meaning that Cards can be shipped and activated for cardholder usage). Service Provider will invoice Program Originator for 5000 cards at an issuance price of $5.40 per card to be paid within 10 business days from Invoice Date.

7.) Pre-Payment. Program Originator shall pre-pay in advance U.S. $15,000.00 dollars on future revenue transaction minimum based on $5,000 minimum transaction revenue per month for 3 (three) months. In the event that Program Originator has less than [$5,000] minimum transaction revenue for a particular month with the first 3 months, Program Originator shall pay Service Provider the difference from the advance pre-payment. Service Provider will issue an Invoice for the Pre-payment upon completing the program and payment will be due within 30 days from Invoice Date. Once this requirement is met, Program Originator may add cardholders in any quantity. At the end of the six
         (6) months any remaining Pre-Payment reserve shall be refunded to Program Originator within ten (10) days from the Service Provider.

8.)      Solicitation of Services.

         During the term of this Agreement, Service Provider shall not market or sell any other services to any Customer or Cardholder without Program Originator's written consent and Program Originator shall not market or sell any other services to any Customer or Cardholder without the written consent of the Service Provider and of the Marketer responsible for the particular Customer or Cardholder.

9.)      Program Monitoring.

         Service Provider, or its representatives, at Service Provider's sole cost and expense, shall have the right, at any time, to monitor Program Originator's and/or any Marketer's sales and marketing methodology in the implementation of the ASP.

         In the event that Service Provider determines, or has reason to believe, that Program Originator or any Marketer has committed any fraudulent acts with respect to any Cardholder and/or the operation of the SVC, Service Provider shall have the right to review past records of any and all SVC transactions to determine if any Cardholder is due a refund. Each Party hereto and any Marketer shall be responsible for the reimbursement of any fees that it collected as a result of the fraudulent act.

10.)     Service Provider Responsibilities.

                  (a) Approvals. The Service Provider, in cooperation with Program Originator, shall use commercially reasonable efforts to obtain approval of the ASP from the Issuing Bank and the Bankcard Processing Provider and to obtain the qualification of each Cardholder from the Issuing Bank. If the Issuing Bank does not approve the ASP, Service Provider shall use commercially reasonable efforts to work with Program Originator and the Issuing Bank and the Bankcard Processing Provider to amend the ASP to obtain the Issuing Bank's approval, provided however, that in the event that the Issuing Bank should ultimately decide to not approve the ASP this Agreement shall terminate immediately. In no event shall Service Provider be held liable if the Issuing Bank does not approve the ASP.

                  (b) ASP. Service Provider shall be responsible for those items set forth in the ASP.

11.)     Representations and Warranties.

                  (a) Program Originator represents and warrants that (i) it is a [corporation] duly organized, validly existing, and in good standing under the laws of the state of its [incorporation] and it has all requisite power and authority to carry on its business as now being conducted and is duly qualified and in good standing to do business in all jurisdictions in which it conducts business; (ii) the execution and delivery of this Agreement and the consummation of this Agreement has been duly authorized by all necessary action on the part of Program Originator, and further this Agreement has been duly executed and delivered by Program Originator, and constitutes the legal, valid and binding obligation of Program Originator enforceable against it in accordance with its terms, (iii) it has the full right and power to enter into this Agreement and to carry out its obligations hereunder; and (iv) it is presently in compliance with all laws, rules and regulations applicable thereto, and is not presently subject to any sanctions, claims or legal actions.

                  (b) Service Provider represents and warrants that (i) it is a corporation duly organized, validly existing, and in good standing under the laws of the state of its incorporation and it has all requisite power and authority to carry on its business as now being conducted and is duly qualified and in good standing to do business in all jurisdictions in which it conducts business; (ii) the execution and delivery of this Agreement and the consummation of this Agreement has been duly authorized by all necessary action on the part of Service Provider, and further this Agreement has been duly executed and delivered by Service Provider, and constitutes the legal, valid and binding obligation of Service Provider enforceable against it in accordance with its terms, (iii) it has the full right and power to enter into this Agreement and to carry out its obligations hereunder; and (iv) it is presently in compliance with all laws, rules and regulations applicable thereto, and is not presently subject to any sanctions, claims or legal actions.

12.)     Communications.

         Neither Program Originator nor any Marketer shall not contact the Issuing Bank or the Bankcard Processing Provider or any of their affiliates or related entities without Service Provider's prior written consent. A breach of this covenant shall be deemed a material breach of the Agreement and may, at Service Provider's sole discretion, result in the immediate termination of this Agreement.

13.)     Non-exclusive.

         This shall not be an exclusive Agreement to Program Originator, and Service Provider shall have the right and ability to enter into similar or substantially similar card offers with other entities for the distribution of Service Provider SVC services.

14.)     Relationship of Parties.

         This Agreement does not create a relation of principal and agent nor is either party to be considered to be the agent or legal representative of the other. Program Originator is not authorized to make any warranty or representation on behalf of the Service Provider. It is expressly understood that Program Originator and the Service Provider are in all respects independent parties to a contract. Program Originator agrees that it will not represent to any person that it is the agent of the Service Provider, nor will it fail to correct any misunderstanding as to status.

15.)     Indemnification/Damages.

                  (a) By Program Originator. Program Originator shall indemnify, defend and hold harmless Service Provider and each officer, director, employee, insurer, successor, and assign thereof against any and all losses, claims, damages, liabilities, costs and expenses (including costs of defense of every kind whatsoever and the aggregate amount in reasonable settlement of any action, suit, proceeding or claim) which Service Provider may incur or for which Service Provider may become liable on account of any claim, action or proceeding brought against Service Provider claiming damages under any law, common law or otherwise, to the extent that such claims, actions or proceedings, whether in whole or in part, arise or are alleged to arise out of or by reason of or in connection with, directly or indirectly, any action or failure to act on the part of Program Originator, its employees or agents.

                  (b) By Service Provider. Service Provider shall indemnify, defend and hold harmless Program Originator and each officer, director, employee, insurer, successor, and assign thereof against any and all losses, claims, damages, liabilities, costs and expenses (including costs of defense of every kind whatsoever and the aggregate amount in reasonable settlement of any action, suit, proceeding or claim) which Program Originator may incur or for which Program Originator may become liable on account of any claim, action or proceeding brought against Program Originator claiming damages under any law, common law or otherwise, to the extent that such claims, actions or proceedings, whether in whole or in part, arise or are alleged to arise out of or by reason of or in connection with, directly or indirectly, any action or failure to act on the part of Service Provider, its employees or agents.

16.)     Master Services Agreement.

         All of the terms, conditions and covenants of the Master Services Agreement are hereby incorporated by reference and in the event of any conflict between the specific terms and conditions of this Agreement and the terms and conditions of the Master Services Agreement, the specific terms and conditions of this Agreement shall control.

17.)     Governing Law.

         This Agreement shall be interpreted, construed and enforced in all respects in accordance with the laws of the State of California (without regard to any principles of conflicts of laws thereof). Jurisdiction and venue for any claim or cause of action arising under this Agreement shall be exclusively in an appropriate state or federal court located in the State of California.

IN WITNESS WHEREOF, the parties hereto have set their hands and seal the day and year first above written.

Direct Card Services, LLC                       Optimum Pay, Inc.



by_____________________________________         by__________________________
Name:

Date _____________                              Date_____________

ATTACHMENT A

1)    Program Overview......................................................................................................8

   A)    ASSIGNING ISO "PROGRAM ORIGINATOR" INFORMATION.....................................................................8
   B)    ASSIGNED SUB-AGENT "MARKETER" INFORMATION..........................................................................8
   C)    PROGRAM INFO.......................................................................................................8
   D)    SALES PROCESS OVERVIEW.............................................................................................9

2)    Marketing Methodology.................................................................................................9

   A)    MARKETING PLAN..........................................................................ERROR! BOOKMARK NOT DEFINED.
   B)    WRITTEN MATERIALS..................................................................................................9
   C)    WEB SITE CONTENT........................................................................ERROR! BOOKMARK NOT DEFINED.

3)    Customer Service Documentation.......................................................................................11

   A)    CUSTOMER SERVICE PLAN.............................................................................................11
      Customer Self Service (Tier 0 Support).....................................................Error! Bookmark not defined.
      Tier 1 Support.......................................................................................................11
      Tier 2 Support.......................................................................................................11
      Tier 3 Support.......................................................................................................11
   B)    IVR SCRIPTS.......................................................................................................11

4)    Card Issuance Documentation..........................................................................................11

   A)    TYPE OF CARD......................................................................................................11
   B)    CARD VOLUME AND DISTRIBUTION INFORMATION..........................................................................11
      Initial Card Printing................................................................................................12
      Weekly Volume........................................................................................................12
      Card Distribution Method.............................................................................................12
      Planned Program Ending.....................................................................Error! Bookmark not defined.
   C)    CARDHOLDER IDENTIFICATION PLAN....................................................................................12
   D)    PATRIOT ACT COMPLIANCE PROCEDURES.................................................................................12
   E)    APPROVED MATERIALS................................................................................................12
      Card Carrier.........................................................................................................12
      PIN Carrier..........................................................................................................12
      Customer Terms and Conditions........................................................................................12
      Card Art.............................................................................................................12
      Customer Privacy Statement...........................................................................................13
      Customer Pricing Schedule..................................................................Error! Bookmark not defined.

5)    Settlement Process Documentation.....................................................................................13

   A)    BANK STRUCTURE / ACCOUNTS.........................................................................................13
      Universal Card, Inc. Account.........................................................................................13
      Universal Card, Inc. Accounts........................................................................................13
   B)    ACCOUNT FUNDING REQUIREMENT.............................................................ERROR! BOOKMARK NOT DEFINED.
   C)    PROGRAM SPECIFIC CARD FUNDING PROCEDURES................................................ERROR! BOOKMARK NOT DEFINED.
   D)    DIVISION OF FEES..................................................................................................14

1) Program Overview

Assigning ISO "Program Originator" Information

Company:        Direct Card Services LLC

Address:        31416 W. Agoura Rd.
                Suite 240
                Westlake Village, CA 91361
Phone:          818-735-3721

Fax:            818-707-1161

E-mail:         Randy@directcardservices.net

Assigned Sub-Agent "Marketer" Information

Legal Name of Co:       Same as Above

Legal Owner or Parent Organization of Company:

Trade or Business Name ("DBA"):

Address:

Website:

Contact Name at Company:

Type of Business (manufacturing, service, etc.):

How long has organization existed?

Program Info

Card Name:  DCS -  Personal Advantage Media Card

Name Significance:  Media Radio Card

Primary card recipients and relationship to Direct Card Services.: Co-brand marketer of the Personal Advantage Media Card program

Mission / Goal: Provide 21st Century eFinance and eCommerce solutions for clients. Committed to delivering its clients the best in new technology solutions to increase its clients profits. Offer a simple and easy to use stored value card to individuals through a marketing partnership with various radio stations. Cardholders would be eligible to receive special offers and discounts from the radio stations and their advertisers. By loading the card and making purchases at the radio stations' advertisers, cardholders would receive the discounts offered by those merchants.

Distribution Method / Process:

Sales Process Overview

Customers will be listening to the radio from either home, car, or work. Customers will be invited to apply for the card by calling an 800 number. The operator will take the customers' pertinent/required information and transmit it to Optimum Pay for fulfillment.

Additionally:

Customers will be invited to apply for the card by filling out a form on a secure website.

Customers will be able to apply for the card by filling out a form that includes a pre-paid business reply envelope. The application will be mailed to ____________ for fulfillment.


2)   Marketing Methodology

     Marketing Plan

Cardholders will be individuals who listen to various radio stations. These cardholders will match the demographics of the stations' audience profiles. These radio stations' audiences tend to be younger (18 to 34) will most likely have a high concentration of Latinos.

The primary marketing channel will be on-air announcements on various radio stations. These announcements will ask listeners to call an 800 number to apply for the card.

The radio station will pre-load a small number of cards and give them away to listeners who call the station when invited to do so.

Listeners will also have the opportunity to apply for the card at a secure website that is linked to the stations home website.

The radio station will send an email to their existing (opt-in) listener database inviting listeners to apply for the card. The stations will also send a direct mail solicitation to their listeners that includes an application

     Written Materials

     Radio Script(s): 1 -  Pre-paid MasterCard Giveaway Script

     Here's your chance to win your very own Pre-paid MasterCard from (station). Pre-loaded with ($_____ It's the card you've been hearing about. The card that can change your life. No more cash to carry around. No cash to pay your bills. Buy gas or get groceries. Shop on-line. Get cash from an ATM machine when you need it. Plus, discounts at your favorite stores. And this special Pre-paid MasterCard with give you front of line privileges at clubs and concerts and on-air prize giveaways.

Just be the tenth caller at (station phone #) and we'll send you out your very own Pre-paid MasterCard from (station) pre-loaded with ($_________. Call now.

     Radio Script(s): 2 - MasterCard Pre-paid Debit Card Promo

     Here's an important announcement from (station). You no longer need cash or purchases!

     Now you can get your very own MasterCard... the Pre-Paid Cash Card from MasterCard and from your friends at (station) No more cash to carry around. No more cash to buy gas or groceries. Rent a car. Shop on-line. No more money orders to pay your bills. And you can use your Pre-Paid MasterCard to get cash at any participating ATM machine whenever you need it. . Plus, your Pre-Paid MasterCard gives you many special privileges from (station)...save money at stores where you like to shop...be first in line to get concert tickets or win prizes. Special access to the best seats, win prizes on-air and no more waiting in long lines at selected clubs.

     Imagine... YOUR very own MasterCard....No hassles, no credit checks and all the privileges and security of a MasterCard. It doesn't just look like a MasterCard. It is a MasterCard

     Your MasterCard works just like a pre-paid phone card. Cash your pay check at a participating merchant or check cashing store, load it with as much cash as you want and you're ready to go. No worries of added debt. Just load the card with only the amount you want to put on it. When the card is empty, just re-load it. Its so simple.

     Sign up is easy too. To get your Pre-Paid MasterCard from (station), just call 1-800-_______, that's 1-800-________ or visit the (station website). You will receive your card in a matter of days. Imagine, no more bulky cash. No more hassles with money orders. Special access to clubs, concerts and on-air contests. Cash from an ATM machine when you need it. And all the confidence and convenience of a MasterCard. Just call 1-800-_________ or vist the (station website) to sign up today

     In just days you can have real purchasing power, security, an ATM card and special listener access to prizes, concerts and clubs...all from your friends at (station ) and MasterCard. Call 1-800-_______ to sign up today. That's 1-800-_________. 1-800-________.

     800# Script -

     THANKS FOR CALLING - NAME OF STATION OR PROGRAM MAY I HAVE YOUR NAME AND ADDRESS?

     MAY I HAVE YOUR SSN?
     MAY I HAVE YOUR DATE OF BIRTH (MONTH, DAY, YEAR)?
     MAY I HAVE YOUR TELEPHONE NUMBER (HOME AND OFFICE)?
     MAY I HAVE YOUR E-MAIL ADDRESS? (OPTIONAL)
     YOUR ORDER NUMBER IS - YOU SHOULD RECEIVE YOUR LA-RAZA MasterCard STORED VALUE CARD IN THE MAIL IN 10 DAYS. CAN I HELP YOU WITH ANYTHING ELSE?

     UPSELL PITCH - IF ANY
     THANKS FOR CALLING!
     (REFERENCE TO MASTERCARD IS OPTIONAL BUT SUGGESTED

     Website Content

     To be submitted by Direct Card Services, LLC, prior to approval process.

3)       Customer Service Documentation

Customer Service Plan

Tier 1 Support

Accepting incoming call from Cardholders. This will be the only point of contact with the Cardholder. Tier-1 will be operated by or outsourced by Service Provider to provide support to Cardholders. Hours of operation will 24X7, English and Spanish.

IVR Scripts

4)       Card Issuance Documentation

Type of Card - Master Card Pin Based Debit Stored Value Card

Card Volume and Distribution Information -

     ====================================== ===============================
                 Projections                         # Active Cards
     ====================================== ===============================
                   Year 1                                20,000
     -------------------------------------- -------------------------------
                   Year 2                               100,000
     -------------------------------------- -------------------------------
                   Year 3                               500,000
     -------------------------------------- -------------------------------

Initial Card Printing - 5000 cards

Weekly Volume - 500 cards

Card Distribution Method - Customers will receive their cards via USPS within 5 to 7 business days after the acceptance of their application. From our embossing facility contracted with either Personix or EFT source. The card will be sent separately, and the PIN will be sent 3 to 5 days after the Card..

Planned Program Ending

Number of Cards - 500,000
Date - 2005

Cardholder Identification Plan

First and Last Name, U.S. Address (street, city, state, and zip), Social Security #, DOB, telephone #. We will capture the information in XML format from an FTP site, and conduct an ID verification with OFAC screening by third party certified ID verifier (eg. Equifax).

Patriot Act Compliance Procedures

We will capture their First, and Last Name, Street Address, Social Security # or Government I.D., Date of Birth, and home telephone #. Once the information is captured, it will be screened for OFAC standards through a third party ID verifier organization.

Approved Materials

Card Carrier

To be attached Direct Card Services, LLC MasterCard Card Carrier

PIN Carrier

To be attached Direct Card Services, LLC. MasterCard PIN Carrier Letter

Customer Terms and Conditions

To be attached Direct Card Services, LLC MasterCard Customer Terms and
Conditions

Card Art

For the initial issuance the stock MasterMoney Maestro will be used with additional printing as shown here:

                [CARD]                                  [CARD]

Customer Privacy Statement

The following Privacy statement will appear on the self-service web site associated with the card.

5) Settlement Process Documentation

Bank Structure / Accounts

Direct Card Services, LLC. Account

Depository Account: ONLY OPTIMUM PAY WILL HAVE ACCESS TO THE ACCOUNT : Program Originator will be required to maintain an account with Wells Fargo Bank to provide the ability for immediate financial adjustments or transactions with Service Provider as they relate to the program.

Direct Card Services, LLC. Accounts

Reserve Account: Service Provider will maintain an account for Program Originator to cover the reserve required by the Issuing Bank for the cards issued as a part of the program. This account must maintain a balance equal to a minimum of 10 % of the total value outstanding on balance of SVCs that are a part of the program. Should immediate funding of an SVC be needed as a feature of the Custom Program, this account must also contain the amount of funds needed to cover that immediate funding. Service Provider recommends a static balance equal to 3 days of transactions. Service Provider will review the funding level of this account as needed and will notify Program Originator of any additional funding requirements for this account.